                                                                      Exhibit 25

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -----------
                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                              SECTION 305(B)(2)___

                                  -----------

                       IBJ SCHRODER BANK & TRUST COMPANY
              (Exact name of trustee as specified in its charter)


                 New York                            13-5375195
      (Jurisdiction of incorporation             (I.R.S. Employer
or organization if not a U.S. national bank)     Identification No.)


  One State Street, New York, New York                  10004
(Address of principal executive offices)              (Zip code)


                       IBJ SCHRODER BANK & TRUST COMPANY
                                One State Street
                            New York, New York 10004
                                 (212) 858-2000
           (Name, address and telephone number of agent for service)

                    FIRST MERCHANT'S ACCEPTANCE CORPORATION
              (Exact name of obligor as specified in its charter)


                 Delaware                            36-3759045
      (State or other jurisdiction               (I.R.S. Employer
    of incorporation or organization)           Identification No.)


           570 Lake Cook Road
               Suite 126
          Deerfield, Illinois                          60015
(Address of principal executive offices)             (Zip code)

                                  -----------
                                     Notes
                        (Title of indenture securities)
             ------------------------------------------------------
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Item 1.   General information

          Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

              New York State Banking Department
              Two Rector Street, New York, New York

              Federal Deposit Insurance Corporation
              Washington, D.C.

              Federal Reserve Bank of New York Second District
              33 Liberty Street
              New York, New York

          (b) Whether it is authorized to exercise corporate trust powers.

                                   Yes

Item 2.   Affiliations with the Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          The obligor is not an affiliate of the trustee.

Item 4.   Trusteeships under other indentures.

          If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities of the obligor are outstanding, furnish the following information:

          (a) Title of the securities outstanding under each such other indenture.

              Subordinated Reset Notes due 2005
              Subordinated Reset Notes due 2006

          (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section
              (310)(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indentures.

              Prior or concurrently with the delivery of the Notes to a holder of the securities referred to in item 4(a) above, such securities referred to in item 4(a) above held by such holder will be canceled and the indentures for such securities will be discharged.



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Item 13.  Defaults by the Obligor.

          (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                                         None

          (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

              The trustee is trustee under the following indentures under which other securities of the obligor are in default:

                   (1) First Merchants Acceptance Corporation Subordinated Reset
              Notes Due 2005, in the principal amount of $14,375,000; and

                   (2) First Merchants Acceptance Corporation Subordinated Reset
              Notes Due 2006, in the principal amount of $51,750,000;

              IBJ Schroder Bank & Trust Company ("IBJ") is the successor trustee to LaSalle National Bank under the two indentures specified above ("Outstanding Indentures") under which subordinated reset notes of the obligor are in default as a result of the obligor's filing for bankruptcy under chapter 11 of the Bankruptcy Code on July 11, 1997. The obligor for each of these indentures is First Merchants Acceptance Corporation ("FMAC"). In connection with FMAC's proposed Chapter 11 plan, FMAC will cancel the Outstanding Indentures and the notes thereunder, issue Notes and file a new indenture for which IBJ will be trustee.

Item 16.  List of exhibits.

          List below all exhibits filed as part of this statement of eligibility.

          *1. A copy of the Charter of IBJ Schroder Bank & Trust Company as amended to date. (See Exhibit 1A to Form T-1, Securities and Exchange Commission File No. 22-18460).

          *2. A copy of the Certificate of Authority of the trustee to Commence Business (Included in Exhibit 1 above).


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
     *3. A copy of the Authorization of the trustee to exercise corporate trust powers, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

     *4.  A copy of the existing By-Laws of the trustee, as amended to date (See
          Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

     *5.1 Indenture relating to the Subordinated Reset Notes due 2005 dated as of January 1, 1995 (See Exhibit 4.2 to the Form 10-K of the obligor for the fiscal year ended May 31, 1995).

     *5.2 Indenture relating to the Subordinated Reset Notes due 2006 dated as of October 15, 1996 (See Exhibit 4.6 to the Form 10-K of the obligor for the fiscal year ended December 31, 1996).

     6. The consent of United States institutional trustee required by Section 321(b) of the Act.

     7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

   * The Exhibits thus designated are incorporated herein by reference as exhibits hereto. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

                                      NOTE

     In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor and its directors or officers, the trustee has relied upon information furnished to it by the obligor.

     Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Item 2, the answer to said Item are based on incomplete information.

     Item 2, may, however, be considered as correct unless amended by an amendment to this Form T-1.

                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, IBJ Schroder Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 27th day of January, 1998.



                                   IBJ SCHRODER BANK & TRUST COMPANY



                                   By: /s/ Stephen J. Giurlando
                                   ---------------------------------
                                       Stephen J. Giurlando
                                       Assistant Vice President



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                                   EXHIBIT 6

                               CONSENT OF TRUSTEE


Pursuant to the requirements of Section 231(b) of the Trust Indenture Act of 1939, as amended, in connection with the issue by First Merchants Acceptance Corporation of its Notes, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                         IBJ SCHRODER BANK & TRUST COMPANY


                                         By: /s/ Stephen J. Giurlando
                                            -------------------------------
                                             Stephen J. Giurlando
                                             Assistant Vice President



Dated: January 27, 1998

                                   EXHIBIT 7

                      CONSOLIDATED REPORT OF CONDITION OF
                       IBJ SCHRODER BANK & TRUST COMPANY
                             OF NEW YORK, NEW YORK
                     AND FOREIGN AND DOMESTIC SUBSIDIARIES

                        REPORT AS OF SEPTEMBER 30, 1997


                                                                                                           DOLLAR AMOUNTS
                                                                                                            IN THOUSANDS
                                                                                                          --------------
                       ASSETS
Cash and balance due from depository institutions:
  Noninterest-bearing balances and currency and coin.....................................................$   41,358
  Interest-bearing balances..............................................................................$  314,171

Securities:  Held-to-maturity securities.................................................................$  196,749
                 Available-for-sale securities...........................................................$   63,064

Federal funds sold and securities purchased under
agreements to resell in domestic offices of the bank
and of its Edge and Agreement subsidiaries and in IBFs:
  Federal Funds sold and Securities purchased under agreements to resell.................................$   10,151

Loans and lease financing receivables:
  Loans and leases, net of unearned income.............................................$1,920,916
  LESS: Allowance for loan and lease losses............................................$   59,498
  LESS: Allocated transfer risk reserve................................................$      -0-
  Loans and leases, net of unearned income, allowance, and reserve.......................................$1,861,418

Trading assets held in trading accounts..................................................................$      452

Premises and fixed assets (including capitalized leases).................................................$    3,381

Other real estate owned..................................................................................$      202

Investments in unconsolidated subsidiaries and associated companies......................................$      -0-

Customers' liability to this bank on acceptances outstanding.............................................$      122

Intangible assets........................................................................................$      -0-

Other assets.............................................................................................$   65,280


TOTAL ASSETS.............................................................................................$2,556,348


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

                                  LIABILITIES

Deposits:
  In domestic offices............................................... $  787,592
    Noninterest-bearing....................................$239,126
    Interest-bearing.......................................$548,466

  In foreign offices, Edge and Agreement subsidiaries, and IBFs..... $1,125,802
    Noninterest-bearing............................................. $   18,827
    Interest-bearing................................................ $1,106,975

Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:

  Federal Funds purchased and Securities sold under agreements to repurchase..................................................... $  225,000

Demand notes issued to the U.S. Treasury............................ $   50,000

Trading Liabilities................................................. $       61

Other borrowed money:
  a) With a remaining maturity of one year or less.................. $   57,291
  b) With a remaining maturity of more than one year................ $    1,763
  c) With a remaining maturity of more than three years............. $    2,242

Bank's liability on acceptances executed and outstanding............ $      122

Subordinated notes and debentures................................... $      -0-

Other liabilities................................................... $   72,909

TOTAL LIABILITIES................................................... $2,322,782

Limited-life preferred stock and related surplus.................... $      -0-

                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus....................... $      -0-

Common stock........................................................ $   29,649

Surplus (exclude all surplus related to preferred stock)............ $  217,008

Undivided profits and capital reserves.............................. $  (13,211)

Net unrealized gains (losses) on available-for-sale securities...... $      120

Cumulative foreign currency translation adjustments................. $      -0-

TOTAL EQUITY CAPITAL................................................ $  233,566

TOTAL LIABILITIES AND EQUITY CAPITAL................................ $2,556,348

